EXHIBIT 10.1

ADMINISTRATIVE SERVICES AGREEMENT

ADMINISTRATIVE SERVICES AGREEMENT
 ---------------------------------

         This Administrative Services Agreement (the "Agreement") is entered into this 1st day of July, 2009 by and between GlynnTech, Inc, a New Jersey corporation, with its principal office at 6 Minneakoning Road, Flemington, NJ, 08822("GlynnTech"), and SpeechSwitch, Inc., a New Jersey corporation, with its principal office at 6 Minneakoning Road, Flemington, NJ, 08822 (the "Company").

         The Company desires to engage GlynnTech to provide certain administrative services hereinafter described (the "Services"), and GlynnTech desires to provide the Services, on the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

         1. Services

         1.1 During the term of this Agreement, GlynnTech shall provide, as needed,the following Services to the Company:

a.	Contract review
b.	Issuing sales orders
c.	Invoicing
d.	Collections
e.	Review inventory records, warehousing reports, etc.
f.	Manage employee records
g.	Process payroll
h.	Manage insurance coverages (health, liability, etc)
i.	Accounts Payable
j.	Accounts Receivable
k.	Expense reimbursement
l.	Vendor payments
m.	Manage cash accounts
n.	Maintain accounting records
o.	Prepare periodic tax filings
p.	Manage quarterly review and year-end audit in
conjunction with outside auditors

         1.2 GlynnTech shall perform the Services in a timely and efficient manner, in accordance with all applicable laws, regulations and ordinances, and shall assign to each of the Services substantially the same priority as assigned to services of like category performed in its own operations.

         2. Term

         2.1 The term of this Agreement shall commence at the date hereof, and shall continue for a period of one year, unless earlier terminated or extended in accordance with the provisions of this Section 2.

         2.2 The term of this Agreement may be extended for additional one-year periods upon written notice from the Company to GlynnTech at least 30 days prior to the scheduled expiration thereof.

         2.3 This Agreement may be terminated, and any one or more of the Services may be reduced in scope or eliminated in its entirety, at any time during the term hereof upon 90 days' prior written notice from the Company to GlynnTech.

         3. Fees

 In consideration for the Services, the Company shall pay to GlynnTech a fee of $ 4,300.00 monthly during the term of this agreement. Changes to this fee may be negotiated during the extension terms. If the Company fails to pay GlynnTech for a period of 6 months or more, then GlynnTech may demand payment or, in the alternative demand that Company immediately issue a Note having a principle amount equal to all unpaid fees plus interest at 5% per annum.

         4. Obligations and Relationship

          Both parties to this Agreement shall at all times act as independent contractors and, notwithstanding anything contained herein, the relationship established hereunder between the parties shall not be construed as a partnership, joint venture or other form of joint enterprise. Except as expressly authorized by a party hereto, no party shall be authorized to make any representations or to create or assume any obligation or liability in respect of or on behalf of the other party, and this Agreement shall not be construed or constituting either party or the agent of the other party.

         5. Limited Liability; Indemnification

         5.1 GlynnTech shall not be liable to the Company for any loss, claim, expense or damage, including indirect, special, consequential or exemplary damages, for any act or omission performed or omitted by it hereunder so long as its act or omission does not constitute fraud, bad faith or gross negligence. GlynnTech shall not be liable to the Company for the consequences of any failure or delay in performing any Services if the failure shall be caused by labor disputes, strikes or other events or circumstances beyond its control and it shall have provided prompt notice to the Company of its inability to perform Services and the reason therefor.

          5.2 In any action, suit or proceeding (other than an action by or in the right of the Company) to which GlynnTech or any agent or employee of GlynnTech performing Services hereunder (an "Indemnitee") was or is a party by reason of his or its performance or non-performance of Services, the Company shall indemnify the Indemnitee and hold the Indemnitee harmless from and against expenses, judgments, fines and amounts paid (with the consent of the Company) in settlement actually and reasonably incurred by the Indemnitee in connection therewith if the Indemnitee acted in good faith and provided that the Indemnitee's conduct does not constitute negligence or misconduct.

         6. Confidentiality

         Any and all information obtained by GlynnTech in connection with the Services contemplated by this Agreement shall be held in the strictest confidence and not disclosed to any other person without the prior written consent of the Company.

         7. Notices

         All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on: (a) the date of delivery, if delivered in person against written receipt therefor, or by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by postage pre-paid certified mail, return receipt requested to the party entitled to receive the same:

If to GlynnTech:	GlynnTech, Inc.
6 Minneakoning Road
Flemington, NJ 08822
Attention: Kenneth Glynn
Telephone: 908-788-0077
Facsimile: 908-788-3999

And if to the Company:	SpeechSwitch, Inc.
6 Minneakoning Road
Flemington, NJ 08822
Attention: Kenneth Glynn
Telephone: 908-788-0077
Facsimile: 908-788-3999

          Any party may change its address by giving notice to the other party stating its new address. Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

         8. Binding Effect

         This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors.

         9. No Third Party Beneficiaries

         This Agreement is solely for the benefit of the parties hereto and shall not confer upon third parties and remedy, claim, cause of action or other right in addition to those existing without reference to this Agreement.

         10. Entire Agreement

         This Agreement constitutes the entire agreement between the parties with respect to the subject matters covered hereby and supersedes any prior agreement or understanding between the parties with respect to those matters.

         11. Assignment; Amendment; Waiver

         This Agreement is not assignable, except that upon the consummation of the Merger, the rights and obligations of the Company shall inure to the Surviving Corporation as successor in interest to the Company. Except as provided in the immediately prior sentence, neither the rights nor the duties arising hereunder may be assigned or delegated. This Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with the amendment or waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         12. Governing Law

         This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

         13. Headings

         The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

GLYNNTECH, INC.

By:
--------/s/----------------------
Alex P. Glynn
Vice President

SPEECHSWITCH, Inc.

By:
-----------/s/-------------------
Kenneth Glynn
President